"Legg Mason Partners Variable Portfolios III, Inc.:"

Legg Mason Partners Mid Cap Core Portfolio



Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
"dated November 1, 2006 filed on November 1, 2006."
(Accession No. 000119312506220747)